                                                                   EXHIBIT 10.20


                  TELEVISION PROGRAM REPRESENTATION AGREEMENT

     This Agreement (the "Agreement") is made and entered into as of January 1, 1998 by and between Roy F. Walkenhorst, an individual residing at 160 Funston Avenue, San Francisco, California 94118 ("RFW") and PREVIEW TRAVEL, INC., a Delaware Corporation located at 747 Front Street, San Francisco, California 94111 ("PREVIEW TRAVEL") in connection with the distribution of television programs as set forth in Appendices A and B attached hereto and made a part hereof and the New NTN Programs as defined below.

     PREVIEW TRAVEL and RFW agree as follows:

     1.  Appointment to Represent Existing NTN Programs, Existing Non-NTN
         ----------------------------------------------------------------
Programs and New NTN Programs.  Subject to the terms and conditions of this
-----------------------------
Agreement, PREVIEW TRAVEL hereby appoints RFW for the Term of this Agreement on an exclusive basis to represent for licensing the Existing NTN Programs as set forth in Appendix A and the Existing Non-NTN Programs as set forth in Appendix B and the New NTN Programs as defined in Section 5 below within the Licensed Media and Licensed Territory as set forth in Appendix C. During the Term, RFW shall be entitled to negotiate licenses for the Existing NTN Programs, the Existing Non-NTN Programs and the New NTN Programs that extend beyond the expiration of the Term of this Agreement, but in no event shall such licenses extend more than three (3) years beyond the expiration of the Term of this Agreement unless approved by PREVIEW TRAVEL, and no extensions or renewals thereof by PREVIEW TRAVEL shall count towards Gross Receipts hereunder. Notwithstanding the foregoing, with respect to the New NTN Programs only, the term of the foregoing appointment is for the duration of the copyright to the New NTN Programs, provided, that all New NTN Programs must be created during the Term or any Renewal Term. RFW agrees to submit to PREVIEW TRAVEL a copy of each fully executed license agreement within five (5) business days after complete execution thereof, and, on a monthly basis, within ten (10) days of the end of each month, a written report summarizing existing licenses for Existing NTN Programs, Existing Non-NTN Programs and New NTN Programs and the status of prospective licenses for Existing NTN Programs, Existing Non-NTN Programs and New NTN Programs. All Program licenses negotiated and executed by RFW on behalf of, and as agent for, PREVIEW TRAVEL are deemed herein the "RFW Program Licenses," and may also be referred to herein as the "RFW NTN Program License," the "RFW Non-NTN Program Licenses," and the "RFW New NTN Program Licenses."

     2.  Gross Receipts.  For purposes of this Agreement, the term "Gross
         --------------
Receipts" with respect to the Programs or the New NTN Programs, as applicable, shall be deemed to mean the aggregate of the sums actually received by PREVIEW TRAVEL from all RFW Program Licenses as set forth in this Agreement. Gross Receipts shall not include adjustments, credits, allowances, rebates and refunds actually made to third parties as mutually agreed upon by PREVIEW TRAVEL and RFW, nor shall Gross Receipts include any sums withheld by any licensee until actually paid to and received by PREVIEW TRAVEL.


     3.  Commissions.
         -----------

     (a) Existing NTN Program Commissions.  In full and complete consideration
         --------------------------------
for the services performed by RFW in connection with the Existing NTN Programs, RFW shall receive as consideration for his representation of the Existing NTN Programs hereunder Commissions in amounts equal to the following:

          (i) Fifty Percent (50%) of the Gross Receipts received from the RFW NTN Program Licenses during Q1 1998;

          (ii) Forty Percent (40%) of the Gross Receipts received from the RFW NTN Program Licenses during Q2-4 1998 and until total Gross Receipts received from all RFW Program Licenses equals $400,000;

          (iii) Sixty Percent (60%) of the Gross Receipts received from RFW NTN Program Licenses thereafter as set forth in this Agreement.

     (b) Existing Non-NTN Programs.  In full and complete consideration for
         -------------------------
the services performed by RFW in connection with the existing Non-NTN Programs, RFW shall receive as consideration for his representation of the Non-NTN Programs Commissions in an amount equal to Fifty Percent (50%) of the Adjusted Gross Receipts for Existing Non-NTN Programs. Adjusted Gross Receipts are defined as Gross Receipts less the amounts due to sales representatives and to the copyright owners of the Existing Non-NTN Programs.

     (c) New NTN Programs Commissions.  In full and complete consideration for
         ----------------------------
the services performed by RFW in connection with the New NTN Programs, RFW shall receive as consideration for its production and representation services of the New NTN Programs a Commission in the amount equal to Ninety Percent (90%) of the Gross Receipts received from the RFW New NTN Program Licenses.

     (d) Advance on Commissions.  PREVIEW TRAVEL shall pay to RFW a non-
         ----------------------
refundable advance against RFW's Commission in the amount equal to One Hundred Thousand Dollars ($100,000), payable as follows: (i) $40,000 upon execution of this Agreement, (ii) $60,000, payable in twenty equal monthly installments of $3,000, with the initial installment payable on May 1, 1998. Until such time as the Advance is recouped from RFW's Commission, RFW shall receive no Commissions under this Agreement; provided that New NTN Program Commissions shall not be subject to recoupment from the Advance.

     4. Use of Production Facilities. During the Term and any Renewal Term RFW shall be entitled to use the PREVIEW TRAVEL production facilities at discounted rates as specified in Appendix D.

     5. New NTN Programs. RFW shall be entitled to use the existing PREVIEW TRAVEL library of video footage to create New NTN Programs. As used herein "New NTN Programs" means any television programming episodes based on existing PREVIEW TRAVEL footage but not repurposing more than fifty percent (50%) of existing PREVIEW TRAVEL segments or programming or using any existing PREVIEW TRAVEL program titles or any PREVIEW TRAVEL trademarks or trade names, unless approved by PREVIEW TRAVEL. RFW warrants that all New NTN Programs shall be consistent if character and quality with Existing NTN Programs. All Foreign Language Versions, if any, of Existing NTN Programs created pursuant to Section 7 below shall not constitute New NTN Programs hereunder. RFW shall bear all costs and expenses in connection with the production of the New NTN Programs. All ownership rights of RFW to the New NTN Programs are subject to PREVIEW TRAVEL's underlying rights to the PREVIEW TRAVEL library of video footage licensed hereunder.

     6.  Delivery.  The delivery of the Existing NTN Programs, Existing Non-NTN
         ---------
Programs and footage for New NTN Programs shall consist of the delivery to RFW or the applicable licensor of all delivery materials as reasonably required for the applicable distribution or production agreements.

     7. Foreign Language Versions. RFW shall be entitled to render production services to dub, subtitle, translate or have such additional changes made to Existing NTN Programs or Existing Non-NTN Programs for localization, censorship, time-editing or similar purposes to meet the requirements of Program licensors. RFW shall be entitled to reimbursement for the reasonable out-of-pocket costs for such dubbing, subtitling, translating or similar work, provided that PREVIEW TRAVEL pre-approves such costs and is provided reasonable substantiation of such costs in the form of invoices or other documentation. The dubbed, subtitled, translated or localized programs created pursuant to this Section 7 shall be deemed the "Foreign Language Versions" and shall be the sole property of PREVIEW TRAVEL as a work-made-for-hire specially ordered or commissioned by PREVIEW TRAVEL, with PREVIEW TRAVEL being deemed the sole author thereof and RFW hereby transfers and assigns all rights, title and interest therein, including all copyrights. RFW hereby waives and agrees never to assert any so-called moral rights therein and thereto and to execute all further documents reasonably requested by PREVIEW TRAVEL to further evidence, confirm or set of record PREVIEW TRAVEL's rights to the Foreign Language Versions of Existing NTN Programs or Existing Non-NTN Programs. RFW shall furnish broadcast-quality copies of the Foreign Language Versions to PREVIEW TRAVEL upon request at PREVIEW TRAVEL's expense for delivery and duplication.

     8. Accounting. PREVIEW TRAVEL shall keep accurate and true books and records concerning the RFW Program Licenses, and RFW shall have the right, at its sole cost and expense and no more than annually, to examine the books of account and records to be kept by PREVIEW TRAVEL with respect to the Gross Receipts derived from the RFW Program Licenses or to cause the same to be examined or audited upon seven (7) days prior written notice. PREVIEW TRAVEL shall furnish to RFW thirty (30) days after the end of each calendar quarter, statements itemizing Gross Receipts received during the period in question, for as long as PREVIEW TRAVEL is required to pay the Commissions to RFW from the RFW Program Licenses. Each statement shall be accompanied by PREVIEW TRAVEL's remittance in U.S. Dollars.

     9. Marketing. RFW may market the Existing NTN Programs, the Existing Non-NTN Programs and the New NTN Programs directly or cause said Programs to be represented through subagents throughout the world. RFW warrants that subagents will be the same as or comparable in competence, quality and experience as subagents retained by News Travel Network at the time of execution of this Agreement. RFW further warrants that licenses for Existing NTN Programs, Existing Non-NTN Programs and New NTN Programs executing during the Term of this Agreement will either be (i) comparable to or better than the licenses in effect for Existing NTN Programs and Existing Non-NTN Programs at the time of execution of this Agreement, or (ii) no worse than standard and customary license fees and terms existing at the time of the execution of new licenses for Existing NTN Programs, Existing Non-NTN Programs and new NTN Programs.

     Except as provided in the immediate preceding paragraph, nothing in this Agreement shall be construed to prevent or restrict PREVIEW TRAVEL, in any way or at any time or place, from producing, distributing, exhibiting or otherwise marketing other programs of any kind, including those produced by other persons or companies, and whether or not competitive to the Programs and New NTN Programs distributed hereunder, it being agreed that, other than as expressly provided herein, PREVIEW TRAVEL is not to be prevented or restricted because of this Agreement from doing any act or thing which it might have had the right to do had this Agreement not been entered into.

     10.  Facilities Support.   During the Term and any Renewal Term, PREVIEW
          ------------------
TRAVEL shall provide RFW with (i) office space at PREVIEW TRAVEL-supplied facilities (minimum of two private offices and one support space), (ii) reasonable access to office services on a non-dedicated basis at no charge,
(iii) the Macintosh computers as assigned to RFW and Penny DeVries at the time of this Agreement, plus a third Macintosh computer of comparable value, and one printer, and one setup for same, and (iv) travel barter on Northwest Airlines equal to eight (8) roundtrip business class tickets to Europe in 1998 and the same amount of travel barter in 1999. Any Northwest travel barter unused at the end of 1998 shall be added to the amount of Northwest travel barter available for use in 1999. The foregoing office space, equipment and services (other than pursuant to subpart [iv]), shall be provided (i) from April 1, 1998 until December 30, 1998 at no charge, (ii) from January 1, 1999 until June 30, 1999 at the rate of $10 per square foot of such office space, and (iii) thereafter at the rate of $20 per square foot of such office space, provided that this
Agreement is still in force and effect during such periods.   PREVIEW TRAVEL
shall invoice RFW for the foregoing fees, and any other fees payable under this Agreement, which shall be payable on a net 30 basis, and shall be subject to off-set by PREVIEW TRAVEL from Commissions payable to RFW hereunder if not paid on such basis. In addition, PREVIEW TRAVEL shall provide RFW with access at no charge to scripts, tapes, VHS copies of Consumer Travel Reports programming and scripts as they are completed, fulfillment coordination as currently supplied by NTN Syndication Services, and reasonable quantities of VHS dubs as need to support RFW efforts to develop the New NTN Programs out of the PREVIEW TRAVEL film library.

     11.  PREVIEW TRAVEL Warranties.  PREVIEW TRAVEL represents and warrants as
          -------------------------
follows:

     (a) that PREVIEW TRAVEL is the sole owner of all right, title and interest in and to the Programs and the footage and/or segments provided for use within the New NTN Programs and all rights, licenses and privilege herein conveyed and has full right and authority to enter into and perform this Agreement and to convey the said rights;

     (b) that the Programs and the footage and/or segments provided for use within the New NTN Programs are not in the public domain and have been or will be validly copyrighted in the United States during the Term and likewise may be protected elsewhere, so far as the laws of other countries provide for such protections;

     (c) that there are no claims or litigation pending or threatened adversely affecting any of the rights, licenses and privilege herein conveyed;

     (d) that the performing rights in the music contained in the Programs or the footage and/or segments provided for use within the New NTN Programs are and will be controlled by BMI, ASCAP, SESAC or any other performing rights society having jurisdiction, are in the public domain, or are and will be controlled by PREVIEW TRAVEL to the extent necessary to permit RFW's use of the Programs and the footage and/or segments provided for use within the New NTN Programs under this Agreement.

     RFW hereby makes reciprocal representations and warranties, and agrees to a reciprocal indemnification of PREVIEW TRAVEL pursuant to the terms of Section 12 below, with respect to all elements of the New NTN Programs other than the PREVIEW TRAVEL elements.

     12.  Indemnity.  PREVIEW TRAVEL agrees and guarantees to defend, indemnify
          ---------
and hold RFW, its successors, licensees, officers, agents and/or associates, harmless from and against all charges, damages, costs, expenses (including reasonable attorney's fees), judgments, penalties, liabilities, claims or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against or imposed upon each or any of them by reason of the breach by PREVIEW TRAVEL of any of its representations and warranties contained herein. RFW shall similarly indemnify and hold PREVIEW TRAVEL, its successors, licensees, officers, agents and/or associates, harmless from and against all charges, damages, costs, expenses (including reasonable attorney's fees), judgments, penalties, liabilities, claims or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against or imposed upon each or any of them by reason of RFW's breach of any of its representations or warranties hereunder. Each party shall give prompt notice and reasonable assistance to the other party in connection with any claim for which it may seek indemnification hereunder.

     13.  RFW Obligations.  RFW agrees, in good faith, to conduct its business
          ---------------
activities in a reputable manner in accordance with the reasonable business policies and practices of PREVIEW TRAVEL. Each party acknowledges that neither party makes nor has made any representation or warranty as to the amount of Gross Receipts to be derived, or that any Gross Receipts will be derived from RFW's pursuant to this Agreement.

     14.  Term of Agreement.  The term of this Agreement shall be for twelve
          ------------------
(12) months commencing as of January 1, 1998 and ending December 31, 1998 (the "Term"). The Agreement shall be subject to automatic renewal for an additional twelve (12) month period if the sum of Gross Revenues earned during the twelve months of 1998 from the RFW Program Licenses, plus an amount equal to twenty percent (20%) of any production fees paid by RFW pursuant to Section Four, equals or exceeds Three Hundred Thousand Dollars ($300,000). Gross Revenues earned are defined as licenses from Existing NTN Programs, Existing Non-NTN Programs and New NTN Programs in which the license term has commenced and all materials required by the license agreement have been delivered.
Notwithstanding the foregoing, in the event that such sum does not equal or exceed $300,000, RFW shall have the right, in his sole discretion, to make payment of the difference between such sum and $300,000 (the "Deficit Amount") on or before December 31, 1998, in which event the Term shall be automatically renewed for the above-referenced additional twelve (12) month period. The Deficit Amount shall not be subject to recoupment against Commissions or any other amounts payable to RFW hereunder and shall not be repayable to RFW for any reason. After the Renewal Term, if any, this Agreement shall be subject to renewal for additional 12-month periods upon the mutual written agreement of the parties. Notwithstanding the foregoing, either party shall have the right to terminate this agreement (i) upon thirty (30) days advance written notice in the event of any breach or default hereof that remains uncured after such thirty-day period, and (ii) immediately upon written notice in the event of the voluntary or involuntary bankruptcy or similar proceedings for the settlement of the other party's debts.

     15.  Assignment.  This Agreement is personal in nature and entered into by
          ----------
PREVIEW TRAVEL based on RFW's unique reputation and expertise, and may not be assigned by RFW without the prior written approval of PREVIEW TRAVEL. Notwithstanding the foregoing, PREVIEW TRAVEL acknowledges that RFW intends to incorporate and do business as Lightbridge Inc., or whatever similar name is approved by the incorporation regulators and that this incorporation will not diminish or adversely affect in any way the rights granted RFW under this Agreement and RFW may assign this Agreement to such corporation or other business entity that is wholly-owned by RFW upon written notice to PREVIEW TRAVEL. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their successors and assigns.

     16.  Notices.  All notices under this Agreement shall be given in writing
          -------
and delivered in person or deposited, air mail postage pre-paid and addressed as follows in the United States mail or delivered toll pre-paid to a telegraph or cable company, or overnight mail services, addressed as first set forth above, or such other address as either party may hereafter designate in writing to the other. The date of the telegraphing of such notice or the personal delivery thereof, one (1) day after transmittal by overnight mail service, or seven (7) days after transmittal by air mail, shall be deemed to be the effective date of the giving of such notice. All payments required to be made hereunder to RFW by PREVIEW TRAVEL shall be sent to the above designated address of RFW or such other address as RFW shall notify PREVIEW TRAVEL in writing.

     17.  Remedies.  RFW acknowledges and agrees that its rights and remedies in
          --------
the event of any breach by PREVIEW TRAVEL or any of its successors, assigns or licensees shall be strictly limited to the right, if any, to recover the maximum amount of One Hundred Fifty Thousand Dollars ($150,000) in an action at law. PREVIEW TRAVEL shall be entitled to all rights and remedies without exception now or hereafter available to it in law or in equity. Except as otherwise expressly limited hereunder, all of the rights and remedies of the parties specified within this Agreement shall be cumulative and without limitation of any other rights or remedies at law or in equity.

     18.  Force Majeure.  Except for payment obligations hereunder,
          -------------
notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due entirely to causes beyond reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, or default of a common carrier; provided that no event of force majeure shall extend the term of this Agreement or of any license hereunder..

     19.  Relationship of the Parties.  The parties hereto are independent
          ---------------------------
contractors. Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may pledge the credit of the other or make binding commitments on the part of the other, except as otherwise specifically agreed hereunder.

     20.  Limitation of Liability.   IN NO EVENT SHALL PREVIEW TRAVEL'S
          -----------------------
AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000). IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT OR RELIANCE DAMAGES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION THEREOF, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST BUSINESS OPPORTUNITY OR OTHERWISE, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES AGREE THAT THE FOREGOING ALLOCATION RISK IS A MATERIAL TERM OF THIS AGREEMENT REFLECTED IN THE COMPENSATION PAYABLE UNDER THIS AGREEMENT.

     21.    Arbitration and Equitable Relief.
            ---------------------------------

     (a) The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Francisco County, California, in accordance with the Commercial Rules then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in the Northern District of California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

     (c) The parties shall each pay one-half of the costs and expenses of such arbitration, and shall each separately pay its counsel fees and expenses.

     (d) THE PARTIES HERETO HAVE READ AND UNDERSTAND THIS SECTION 21, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF TO THE SUBJECT MATTER OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, PREVIEW TRAVEL RESERVES THE RIGHT TO SEEK INJUNCTIVE OR OTHER EQUITABLE RELIEF IN ANY COURT OF COMPETENT JURISDICTION, WITHOUT RESORT TO ARBITRATION, IN THE EVENT OF ANY BREACH OR THREATENED BREACH OF THIS AGREEMENT THAT WOULD CONSTITUTE A VIOLATION OF PREVIEW TRAVEL'S INTELLECTUAL PROPERTY RIGHTS.

     22.  Miscellaneous.  No waiver by either party hereto of any breach of this
          -------------
Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof, nor shall the exercise of any right granted to either party hereunder be deemed to operate as a waiver. This Agreement is being executed and delivered and shall be construed and enforced in accordance with the laws of the State of California. If any provisions of this Agreement shall be determined by a court of other tribunal of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall nevertheless continue in full force and effect. This Agreement expresses the entire understandings, whether written or oral, relating in any way to the subject matter hereof. No modification, amendment or supplement to this Agreement shall be effective unless in writing executed by each of the parties hereto. Each of the parties hereto acknowledges that it is entering into this Agreement without reliance in any way on any statement, representation, action or other matter not specifically set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Roy F. Walkenhorst               PREVIEW TRAVEL, INC:

By:  /s/ Roy F. Walkenhorst      By:  /s/ Kenneth R. Pelowski
     ----------------------           -----------------------

Its:                             Its: EVP and CFO
    -----------------------           -----------------------

                                         APPENDIX A - THE EXISTING NTN PROGRAMS

        1.   Globe . Trotter
        2.   World's Weirdest Places
        3.   Bon Voyage
        4.   Bon Voyage (Canadian version)
        5.   Travel Shorts
        6.   Earth Journeys With Christopher Reeve
        7.   The e Report
        8.   Environmental Shorts
        9.   Holiday USA
        10.  Lead Poisoning:  What Everyone Needs to Know
        11.  Southeast Asia Today (Altschul)
        12.  Asia Today (Adler)
        13.  Travel Update (International rights only - no U.S.)
        14.  Civil War River Journey
        15.  Exploring America's Rivers and Lakes
        16.  Library Footage

                                         APPENDIX B - THE EXISTING NON-NTN
                                         PROGRAMS

        1.  Dr. Dean
        2.  Jack Hanna's Animal Tales (international rights only, no U.S.)
        3.  c/net Tech Reports (international rights only, no U.S.)

                                   APPENDIX C -
             EXCLUSIVE RFW TERRITORY FOR THE EXISTING NTN PROGRAMS,
              THE EXISTING NON-NTN PROGRAMS, AND NEW NTN PROGRAMS

Licensed Territory:  Worldwide.
------------------

Licensed Media:  Subject to the rights reserved to PREVIEW TRAVEL below, all
--------------
broadcast, cable, MMDS, satellite and other similar linear (non-interactive) television distribution systems, and home video distribution of linear non-interactive programming in tangible media.

Rights Reserved to PREVIEW TRAVEL:  The Travel Channel, The Discovery Channel,
---------------------------------
The Learning Channel, Animal Planet, MSNBC, CNBC, CNBC Asia, CNBC Europe, NBC Europe and NBC Asia, all networks involved in the sale of products or services to consumers, including QVC, HSN, etc., and all other means of distribution, including, but not limited to, @Home, WebTV, and all interactive, online media, Internet, DVD, CD-ROM and other microcomputer based multimedia and other now and hereafter devised methods and media of distribution.

                                                        APPENDIX D - PRODUCTION
                                                        FACILITY RATES


LINEAR EDITING              WITH EDITOR    RFW RATES*
D2 ONLINE                   RATE CARD      ROOM        TIME
-----------------------------------------------------------
Edit 1 and Edit 2            $220-$225      $ 60       After 5 PM and Weekends
                                            $150       8 AM to 5 PM Rates

Beta to Beta
Edit 3 and Edit 4            $125           $ 38       After 5 PM and Weekends
                                            $ 75       8 AM to 5 PM Rates

ImMix Cube                   $106           $ 30       After 5 PM and Weekends
                                            $ 60       8 AM to 5 PM Rates

Graphics - SGI               $200           $ 75       After 5 PM and Weekends
                                            $150       8 AM to 5 PM Rates

Studio                       $200           $ 55       After 6 PM and Weekends
                                            $110       8 AM to 5 PM Rates

Editors - Drow or Millar     $ 50/Hour      $ 35/Hour  Any time

Graphic Artist               $125/Hour      $ 36/Hour  Any time

* ROOM ONLY